Exhibit 10.3

[***] Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential. Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K.

AMENDMENT NO. 1 TO AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 1 to Amended and Restated License Agreement (this “Amendment”), dated January 17, 2024 (the “Amendment Effective Date”), is made by and between Windtree Therapeutics, Inc., a Delaware corporation formerly known as Discovery Laboratories, Inc. (“Windtree”), and Philip Morris USA Inc., a Virginia corporation formerly referred to as Philip Morris USA Inc., d/b/a Chrysalis Technologies (“PM USA”). Windtree and PM USA are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Windtree and PM USA are parties to that Amended and Restated License Agreement dated March 28, 2008 (the “License Agreement”), and a dispute has arisen between the Parties in respect of the License Agreement. Specifically, PM USA has alleged that Windtree has failed to make required payments under Section 7.3 of the License Agreement in the amount of [***] plus interest thereon, and Windtree has alleged that Section 7.3 of the License Agreement did not and does not oblige Windtree to make any payments to PM USA and instead PM USA has the right to terminate the License Agreement as a result of Windtree not paying [***] that PM USA alleges to be due (the “Dispute”). The Parties wish to resolve the Dispute pursuant to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Amendment, the sufficiency of which is acknowledged, Windtree and PM USA agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall be as defined in the License Agreement.

2.            Payments to PM USA.

2.1      Within one (1) Business Day after the Amendment Effective Date, Windtree shall pay PM USA an amount equal to One Hundred Thousand U.S. Dollars ($100,000).

2.2      No later than the earlier of (a) July 1, 2024 and (b) the date that is five (5) Business Days after the date on which Windtree receives aggregate proceeds from the sale or exercise of its debt or equity securities between the Amendment Effective Date and July 1, 2024 in the amount of at least [***], net of all discounts, commissions, fees (including legal fees) and expenses incurred in respect of such sales or exercises, Windtree shall pay PM USA an amount equal to Four Hundred Thousand U.S. Dollars ($400,000).

3.            Amendment of Section 7.3. Section 7.3 of the License Agreement is replaced in its entirety with the following:

7.3       Milestone Payments.

7.3.1      For purposes of this Section 7.3, the following terms are defined as follows:

(a)         “EMA” means the European Medicines Agency and any successor agency.

(b)         “International Product” means a combination drug-device product made, used or sold outside the Territory which, if made, used or sold in the Territory, would be Licensed Product.

(b)         “NMPA” means National Medical Products Administration of the People’s Republic of China and any successor agency.

(c)         “Phase 3 Trial” means a human clinical trial of a Licensed Product in any country that is (i) sponsored by Discovery or any of its sublicensees or any of its or their respective Affiliates, and (ii) consistent with or equivalent in effect to the description in 21 C.F.R. § 312.21(c) for a trial conducted as part of an application to receive Regulatory Approval of a Licensed Product.

(e)         “International Approval” means any approvals (including, where necessary for the marketing, use, or other distribution of a drug, medical device, or combination drug and medical device in a regulatory jurisdiction, pricing, and reimbursement approvals), licenses, registrations, or authorizations or equivalents necessary for the manufacture, use, storage, import, export, clinical testing, transport, marketing, sale, and distribution of the Drug Product or Aerosol Device and any International Product in a regulatory jurisdiction anywhere outside of the Territory, including such approvals as may be issued by the EMA or the NMPA.

7.3.2      Discovery shall pay the following one-time, non-refundable and non-creditable milestone payments to Chrysalis, each within twenty (20) Business Days after the first achievement of the applicable milestone event indicated below:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.3.3      For the avoidance of doubt, (a) the total amount payable under this Section 7.3 is One Million Four Hundred Thousand U.S. Dollars ($1,400,000), and (b) any credits earned by Discovery, if any, due to payments of Royalty Shortfall under Section 7.3 as in effect immediately prior to the Amendment Effective Date are fully extinguished.

4.             Amendment of Section 15.3. Section 15.3 of the License Agreement is replaced in its entirety with the following:

15.3     Termination Due to Failure to Meet Milestone Events. Chrysalis may terminate this Agreement upon thirty (30) days prior written notice to Discovery if Discovery has made no payment to Chrysalis for a Milestone Event pursuant to Section 7.3.2., as amended herein, by January 1, 2028.

5.            Release.

5.1       Release. Effective as of the Amendment Effective Date, each Party for itself and for any Person acting for, by, under or through such Party (each, a “Releasor”) hereby irrevocably forever waives, releases, acquits and discharges each other Party and each of their respective Affiliates and each of their respective current and former directors, officers, agents, representatives and owners and each of their respective successors, heirs, executors and assigns (each solely in such capacity, a “Releasee,” and collectively, the “Releasees”) from and against, any and all claims, charges, arbitration, lawsuits, disputes, claims for relief, demands, suits, actions, orders, obligations, proceedings, liabilities, obligations, rights, debts, sums of money, costs (including, attorneys’ fees), expenses, damages, judgments, remedies or causes of action which such Releasor ever had, now has, or may hereafter have, of any kind, nature or description whatsoever, whether direct, indirect, derivative, individual, representative, or in any other capacity, upon any legal or equitable theory, on any ground whatsoever, at common law, in tort, in equity or otherwise, or under any contract, agreement, statute, rule, regulation, order or otherwise, whether liquidated or unliquidated, suspected or unsuspected, concealed or hidden, fixed or contingent, direct or indirect, accrued or unaccrued, matured or unmatured, known or unknown, discovered or discoverable, foreseen or unforeseen, in each case with respect to any event, matter, claim, occurrence, damage, liability, obligation or injury actually or allegedly arising out of, related to, or associated with any actual or alleged breach or non-compliance with Section 7.3 of the License Agreement prior to the Amendment Effective Date (the “Claims”), including all Claims for payments alleged to be due under Section 7.3 of the Agreement and interest thereon. This is not a general release of claims between the Parties but rather only a release of the Claims.

5.2       Acknowledgement of Releases; Covenant Not to Sue. Each Releasor understands, acknowledges, accepts and agrees that the releases set forth in this Amendment are full and final releases of the Claims against the Releasees. Each Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claims, or commencing, instituting or causing to be commenced any action, suit or proceeding of any kind, against any Releasee, based upon any Claims. The Parties agree that if any Releasor, or any party acting on behalf of any Releasor, commences any legal proceeding of any kind whatsoever regarding the subject matter of the Claims, and any Releasee is made a party, (a) the applicable Releasors will join with the Releasees to take all actions necessary to have such action or legal proceeding immediately dismissed and (b) this Agreement shall serve as a full and complete defense to the Claims.

5.3       Representations And Warranties

(a)          By Windtree. Windtree represents and warrants to PM USA that as of the Amendment Effective Date:

(i)         Windtree is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)        Windtree has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Windtree.

(iii)       This Amendment has been duly executed and delivered by an authorized signatory of Windtree and, upon execution and delivery of this Amendment by PM USA to Windtree, constitutes the valid and binding obligation of Windtree, enforceable against Windtree in accordance with its terms.

(iv)        The execution, delivery and performance by Windtree of this Amendment do not (1) contravene or conflict with the organizational documents of Windtree, (2) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to Windtree or (3) contravene or conflict with or constitute a default under any material contract or other material agreement or judgment binding upon or applicable to Windtree.

(v)         No consent, approval, license, order, authorization, registration, declaration or filing with or of any government entity or other person is required to be done or obtained by Windtree in connection with (1) the execution and delivery by Windtree of this Amendment, (2) the performance by Windtree of its obligations under this Amendment, or (3) the consummation by Windtree of any of the transactions contemplated by this Amendment.

(vi)        Windtree has not assigned or in any way conveyed, transferred or sold any of the Claims or any right to seek compensation for any Claims.

(b)          By PM USA. PM USA represents and warrants to Windtree that as of the Amendment Effective Date:

(i)         PM USA is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

(ii)        PM USA has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of PM USA.

(iii)       This Amendment has been duly executed and delivered by an authorized signatory of PM USA and, upon execution and delivery of this Amendment by Windtree to PM USA, constitutes the valid and binding obligation of PM USA, enforceable against PM USA in accordance with its terms.

(iv)       The execution, delivery and performance by PM USA of this Amendment do not (1) contravene or conflict with the organizational documents of PM USA, (2) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to PM USA or (3) contravene or conflict with or constitute a default under any material contract or other material agreement or judgment binding upon or applicable to PM USA.

(v)        No consent, approval, license, order, authorization, registration, declaration or filing with or of any government entity or other person is required to be done or obtained by PM USA in connection with (1) the execution and delivery by PM USA of this Amendment, (2) the performance by PM USA of its obligations under this Amendment, or (3) the consummation by PM USA of any of the transactions contemplated by this Amendment.

(vi)       PM USA has not assigned or in any way conveyed, transferred or sold any of the Claims or any right to seek compensation for any Claims.

6.           No Other Changes. Except as set forth in this Amendment, the License Agreement remains in full force and effect and is hereby ratified and confirmed. The License Agreement, as modified by this Amendment, constitutes the entire agreement between Windtree and PM USA with respect to the subject matter of the License Agreement and supersedes all other discussions, negotiations, and understandings with respect to such subject matter. Any reference to the License Agreement from and after the date of this Amendment shall be deemed and construed as meaning the License Agreement as modified by this Amendment.

7.           Execution in Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which will be deemed an original but both of which together will constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by electronic means such as facsimile or email transmission will have the same legal effect as delivery in hand of an original ink-signed copy.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the Amendment Effective Date.

WINDTREE THERAPEUTICS, INC.		PHILIP MORRIS USA INC.

By:
By:
	Craig Fraser, Chairman & CEO	Name:

Title: